UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2021

Integrity Applications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-54785	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

19 Ha’Yahalomim St., P.O. Box 12163, Ashdod, Israel	L3 7760049
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972 (8) 675-7878

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2021, Luis J. Malavé has been appointed to the Company’s Board of Directors.

Mr. Malavé brings more than 30 years of leadership experience in the MedTech industry, primarily in diabetes management, spanning all company stages, from private startups to large-cap publicly listed companies. He has extensive expertise in product development, operations, marketing, strategic partnerships, and US FDA regulatory strategy.

Since October 2017, Mr. Malavé has served as President of EOFLOW CO. Ltd., a company listed on the Korea Stock Exchange that has developed a wearable disposable insulin pump. From October 2014 to June 2016, he was COO of Mikroscan Technologies. Prior to that, Mr. Malavé was the President and CEO of Palyon Medical, maker of an implantable drug-delivery system that spun out from German medical-technology giant Fresenius SE. Prior to Palyon, he spent nearly a decade at insulin pump maker Insulet Corp., including as its Senior Vice President of Research, Development and Engineering, and as Chief Operating Officer. He also held various senior positions at Medtronic and MiniMed, overseeing product development of various diabetes management devices.

Mr. Malavé earned his Bachelor’s degree in Mathematics and Computer Science from the University of Minnesota, a Master’s degree in Software Engineering from the University of St. Thomas, and an MBA from the University of Maryland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2021

INTEGRITY APPLICATIONS, INC.

By:	/s/ Jolie Kahn
Name:	Jolie Kahn
Title:	Chief Financial Officer